Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FULL YEAR AND FOURTH QUARTER ENDED
DECEMBER 31, 2013

FULL YEAR
- Net revenues of US$ 691.0 million -
- OIBDA of US$ (46.5) million -

FOURTH QUARTER
- Net revenues of US$ 237.9 million -
- OIBDA of US$ (0.4) million -

HAMILTON, BERMUDA, February 28, 2014 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the full year and three months ended December 31, 2013.

Net revenues for the year ended December 31, 2013 were US$ 691.0 million compared to US$ 772.1 million in 2012. OIBDA1 for the year ended December 31, 2013 was US$ (46.5) million compared to US$ 125.4 million in 2012. Costs charged in arriving at OIBDA during 2013 included US$ 60.4 million of non-cash programming impairment, US$ 18.6 million of restructuring charges and US$ 7.1 million of severance charges. For the year ended December 31, 2013, a non-cash impairment charge in respect of goodwill and intangible assets amounting to US$ 79.7 million was incurred compared to a charge of US$ 522.5 million in 2012. Operating loss for the year ended December 31, 2013 was US$ 183.1 million compared to US$ 488.2 million in 2012. Net loss for the year ended December 31, 2013 was US$ 281.5 million compared to US$ 546.4 million in 2012. Fully diluted loss per share for the year ended December 31, 2013 was US$ 2.21 compared to US$ 6.96 in 2012.

Net revenues for the fourth quarter of 2013 were US$ 237.9 million compared to US$ 253.3 million for the fourth quarter of 2012. OIBDA for the quarter was US$ (0.4) million compared to US$ 60.7 million in 2012. Operating loss for the quarter was US$ 97.5 million compared to US$ 483.1 million in 2012. Net loss for the quarter was US$ 108.2 million compared to US$ 503.1 million in 2012. Fully diluted loss per share for the quarter ended December 31, 2013 was US$ 0.72 compared to US$ 5.59 for the fourth quarter in 2012.

Michael Del Nin, co-Chief Executive Officer, commented: "While this has been a difficult year for the company financially, we are encouraged by the progress we are making on our operating priorities. In addition, today we announced a series of related financing transactions that, following closing, will comprehensively address the company’s liquidity needs, improve our debt maturity profile, and set us on a path to being free cash flow positive starting in 2015."

Christoph Mainusch, co-Chief Executive Officer, added: "Our results from 2013 demonstrate that we continue to be clear market leaders in terms of audience share in all of our territories and we expect to maintain this position in 2014. We remain committed to our focus on the efficiency of our operations by identifying opportunities to reduce content and operating costs. However, we will not jeopardize our leading audience share positions."

1 OIBDA, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data and Non-GAAP Financial Measures" below.

Consolidated Results for the Year Ended December 31, 2013

Net revenues for the year ended December 31, 2013 were US$ 691.0 million compared to US$ 772.1 million for the year ended December 31, 2012. For the year ended December 31, 2013, a non-cash impairment charge in respect of goodwill and intangible assets amounting to US$ 79.7 million was incurred compared to a charge of US$ 522.5 million for the year ended December 31, 2012. Operating loss for the year ended December 31, 2013 was US$ 183.1 million compared to US$ 488.2 million for the year ended December 31, 2012. Net loss for the year ended December 31, 2013 was US$ 281.5 million compared to US$ 546.4 million for the year ended December 31, 2012. Fully diluted loss per share for the year ended December 31, 2013 was US$ 2.21 compared to US$ 6.96 for the year ended December 31, 2012.

OIBDA for the year ended December 31, 2013 was US$ (46.5) million compared to US$ $125.4 million in 2012. OIBDA margin2 for the year ended December 31, 2013 was (6.7)% compared to 16.2% for the year ended December 31, 2012.

Headline consolidated results for the years ended December 31, 2013 and 2012 were:

	RESULTS
(US$000's)	For the Year Ended December 31,
	2013	2012	% Actual	% Lfl[3]
Net revenues	$691,034	$772,085	(10.5)%	(11.9)%
OIBDA	(46,455)	125,422	Nm4	Nm4
Operating loss	(183,121)	(488,193)	62.5%	62.6%
Net loss	(281,533)	(546,393)	48.5%	48.6%
Fully diluted loss per share	$(2.21)	$(6.96)	Nm4	Nm4

Consolidated Results for the Three Months Ended December 31, 2013

Net revenues for the three months ended December 31, 2013 were US$ 237.9 million compared to US$ 253.3 million for the three months ended December 31, 2012. Operating loss for the quarter was US$ 97.5 million compared to US$ 483.1 million for the three months ended December 31, 2012. Net loss for the quarter was US$ 108.2 million compared to US$ 503.1 million for the three months ended December 31, 2012. Fully diluted loss per share for the three months ended December 31, 2013 was US$ 0.72 compared to US$ 5.59 for the three months ended December 31, 2012.

OIBDA for the three months ended December 31, 2013 was US$ (0.4) million compared to US$ 60.7 million for the three months ended December 31, 2012. OIBDA margin2 for the three months ended December 31, 2013 was (0.2)% compared to 24.0% for the three months ended December 31, 2012.

Headline consolidated results for the three months ended December 31, 2013 and 2012 were:

	RESULTS
(US$000's)	For the Three Months Ended December 31,
	2013	2012	% Actual	% Lfl[3]
Net revenues	$237,909	$253,338	(6.1)%	(8.8)%
OIBDA	(395)	60,742	Nm4	Nm4
Operating loss	(97,486)	(483,139)	79.8%	79.8%
Net loss	(108,209)	(503,084)	78.5%	78.4%
Fully diluted loss per share	$(0.72)	$(5.59)	Nm4	Nm4

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.
3 % Lfl represents period-on-period percentage change on a constant currency basis.
4Number is not meaningful.

Liquidity, Going Concern and Financing Transactions

We continue to take actions to conserve cash, including targeted reductions to our operating cost base through cost optimization programs and restructuring efforts, the deferral of programming commitments and capital expenditures and the deferral or cancellation of development projects. We also delayed the settlement of payment obligations with a number of key suppliers, including payments due under contracts for acquired programming, which has resulted in our accounts payable and accrued liabilities increasing to US$ 296.4 million at December 31, 2013 compared to US$ 255.7 million at December 31, 2012 and US$ 240.0 million at December 31, 2011. Despite the expectation of significantly improved revenue and OIBDA performance in 2014, our cash interest costs and the need to improve our payables position will result in increased operating cash outflows during 2014 compared to 2013. We expect that our cash flows from operating activities will continue to be insufficient to cover operating expenses and interest payments and we will need other capital resources this year to fund our operations as well as our debt service and other obligations as they become due.
We have been evaluating options to improve our liquidity in light of our results for 2013, outlook for 2014 and our plan to improve our payables position. In this respect, we have entered into a Framework Agreement with Time Warner pursuant to which we and Time Warner have committed, subject to the terms and conditions thereof, to undertake a series of financing transactions to enhance our overall liquidity and operating cash flow. We have chosen to raise up to approximately US$ 545.0 million in new indebtedness through these transactions to enable us to refinance our 11.625% Senior Notes due 2016 and for general corporate purposes. These transactions, if closed, will significantly reduce the amount of cash interest to be paid in the coming years by replacing cash pay indebtedness with non-cash pay indebtedness and will provide sufficient liquidity to fund our operations and relieve pressure on our working capital position. Based on our current projections, once closed these transactions will position the Company to be free cash flow positive beginning in 2015, and we expect to use this positive free cash flow to repay the amounts drawn under a Revolving Credit Facility to be entered into with Time Warner such that the entire balance drawn is repaid at or prior to its maturity on December 1, 2017.
If a Rights Offering and other financing transactions contemplated by the Framework Agreement are not closed, we will need other external sources of capital to continue our operations, including through other debt or equity financing transactions or asset sales, which may not be available or may not be available on acceptable terms. If these actions are not successful, and we are unable to continue to delay payments to some of our major suppliers, we will not have sufficient liquidity to continue to fund our operations in the middle of 2014.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its fourth quarter and full year results on Friday, February 28, 2014 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1826 ten minutes prior to the start time and reference passcode CETVQ413. The conference call will be audio webcasted live via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

CME will post the results for the full year and fourth quarter ended December 31, 2013 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by March 31, 2014.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the following: the successful closing of the Rights Offering and series of related transactions with Time Warner; our ability to access other external sources of capital if such financing transactions are not closed in light of our current significant liquidity constraints and our poor financial performance; the impact of our efforts to increase our revenues and recapture advertising market share in the Czech Republic; our success in improving advertising revenues in the Czech Republic; decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the effect of the economic downturn and Eurozone instability in our markets and the extent and timing of any recovery; our success in implementing our initiatives to diversify and enhance our revenue streams; the extent to which our debt service obligations restrict our business; our ability to make cost-effective investments in television broadcast operations, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; and the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Annual Report on Form 10-K for the period ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady, bTV Lady+1, Ring.bg and Ring.bg+1), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (TV Nova, Nova Cinema, Nova Sport, Fanda, Smichov and Telka), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

A registration statement (including a prospectus) with respect to rights, units to be issued upon exercise of rights, New Notes and warrants underlying the units, and shares of Class A Common Stock issuable upon exercise of warrants has been filed with the Securities and Exchange Commission (the “SEC”), but has not yet become effective. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. A copy of the most recent prospectus included in the registration statement can be accessed on our website at www.cme.net. Please see “Additional Information Regarding the Proposed Transactions and Certain Participants” below for additional information.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information Regarding the Proposed Transactions and Certain Participants

The registration statement relating to the rights offering has not yet become effective and no securities may be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. CME intends to commence the rights offering promptly after the registration statement has been declared effective by the SEC. The terms and conditions of the rights offering will be made available to CME’s shareholders once the rights offering has commenced. CME has not yet set a record date for the rights offering. A copy of the prospectus relating to the rights offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and additional materials relating to the rights offering will be mailed to shareholders of record of CME shortly after the record date. Shareholders will then also be able to obtain a copy of this prospectus from the subscription and information agent for the rights offering.

In connection with the proposed transaction, CME has filed with the SEC, but not yet distributed to shareholders, a preliminary proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its shareholders when it is finalized. Shareholders and investors are encouraged to read the proxy statement (and other relevant materials) regarding the proposed transaction carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the transaction. shareholders and investors will be able to obtain a free copy of the proxy statement, when available, as well as other filings made by CME regarding Central European Media Enterprises Ltd. and the proposed transaction at the SEC’s website at http://www.sec.gov and CME’s website at www.cme.net.

Additionally, CME and its directors and executive officers and Time Warner may be deemed, under SEC rules, to be participants in the solicitation of proxies from CME’s shareholders with respect to the approval by the shareholders of the rights offering and the issuance of the related Warrants to Time Warner. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in CME’s preliminary proxy statement filed in connection with the proposed transactions filed with the SEC on February 28, 2014. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and CME’s website at www.cme.net.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)

	For the Year Ended
	December 31,
	2013	2012
Net revenues	$691,034	$772,085
Operating expenses:
Content costs	427,771	368,256
Other operating costs	140,898	139,035
Depreciation of property, plant and equipment	40,771	44,498
Amortization of broadcast licenses and other intangibles	16,219	46,627
Cost of revenues	625,659	598,416
Selling, general and administrative expenses	150,220	139,372
Restructuring costs	18,600	—
Impairment charge	79,676	522,490
Operating loss	(183,121)	(488,193)
Interest expense, net	(111,365)	(126,991)
Loss on extinguishment of debt	(23,115)	(198)
Foreign currency exchange gain, net	19,530	4,922
Change in fair value of derivatives	104	49,027
Other (expense) / income	(591)	901
Loss before tax	(298,558)	(560,532)
Credit for income taxes	17,025	14,139
Net loss	(281,533)	(546,393)
Net loss attributable to noncontrolling interests	3,882	10,713
Net loss attributable to CME Ltd.	$(277,651)	$(535,680)

PER SHARE DATA:
Net loss per share
Net loss per share - Basic and diluted	$(2.21)	$(6.96)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	125,723	76,919

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000's, except per share data)

	For the Three Months Ended
	December 31,
	2013	2012
Net revenues	$237,909	$253,338
Operating expenses:
Content costs	150,755	115,918
Other operating costs	36,301	37,937
Depreciation of property, plant and equipment	12,965	10,160
Amortization of broadcast licenses and other intangibles	4,450	11,231
Cost of revenues	204,471	175,246
Selling, general and administrative expenses	41,538	38,741
Restructuring costs	9,710	—
Impairment charge	79,676	522,490
Operating loss	(97,486)	(483,139)
Interest expense, net	(24,722)	(32,144)
Loss on extinguishment of debt	—	(646)
Foreign currency exchange gain, net	10,520	5,085
Change in fair value of derivatives	—	143
Other income	194	742
Loss before tax	(111,494)	(509,959)
Credit for income taxes	3,285	6,875
Net loss	(108,209)	(503,084)
Net loss attributable to noncontrolling interests	2,887	8,889
Net loss attributable to CME Ltd.	$(105,322)	$(494,195)

PER SHARE DATA:
Net loss per share
Net loss per share - Basic and diluted	$(0.72)	$(5.59)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	145,841	88,397

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$104,996	$140,393
Other current assets	346,061	378,158
Total current assets	451,057	518,551
Property, plant and equipment, net	198,595	206,706
Goodwill and other intangible assets, net	1,008,665	1,121,479
Other non-current assets	303,556	327,979
Total assets	$1,961,873	$2,174,715
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$296,406	$255,681
Current portion of long-term debt and other financing arrangements	2,423	21,918
Other current liabilities	17,181	13,765
Total current liabilities	316,010	291,364
Long-term portion of long-term debt and other financing arrangements	963,025	1,198,873
Other non-current liabilities	33,947	53,211
Total liabilities	$1,312,982	$1,543,448

Series B Convertible Redeemable Preferred Stock	207,890	—

EQUITY
Common Stock	$10,787	$6,174
Additional paid-in capital	1,704,066	1,556,250
Accumulated deficit	(1,262,916)	(982,513)
Accumulated other comprehensive (loss) / income	(11,829)	46,150
Total CME Ltd. shareholders' equity	440,108	626,061
Noncontrolling interests	893	5,206
Total equity	$441,001	$631,267
Total liabilities and equity	$1,961,873	$2,174,715

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)

	For the Year Ended
	December 31,
	2013	2012
Net cash used in operating activities	$(64,198)	$(30,027)
Net cash used in investing activities	(30,136)	(32,426)
Net cash provided by financing activities	59,321	11,896
Impact of exchange rate fluctuations on cash and cash equivalents	(384)	4,564
Net decrease in cash and cash equivalents	$(35,397)	$(45,993)

Net cash used in operating activities	$(64,198)	$(30,027)
Capital expenditure, net of proceeds from disposals	(30,136)	(32,426)
Free cash flow	$(94,334)	$(62,453)

Supplemental disclosure of cash flow information:
Cash paid for interest	$108,385	$104,650
Cash paid for income taxes (net of refunds)	$6,629	$6,442

Segment Data and Non-GAAP Financial Measures

From January 1, 2013, we have managed our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, a non- GAAP measure, which includes amortization and impairment of program rights, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items. Our key performance measure of the efficiency of our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to Net Revenues. We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation. OIBDA may not be comparable to similar measures reported by other companies. Free cash flow is defined as cash flows from operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and is useful as a measure of our ability to generate cash.

Below are tables showing our Net revenues and OIBDA by segment for the three and twelve months ended December 31, 2013 and 2012, together with a reconciliation of OIBDA to our consolidated statement of operations:

	For the Year		For the Three Months
	Ended December 31,		Ended December 31
(US $000's)	2013	2012	2013	2012
Net revenues
Bulgaria	$87,448	$85,241	$28,854	$27,827
Croatia	61,864	59,299	21,037	19,735
Czech Republic	191,824	278,097	69,970	90,720
Romania	208,077	195,551	66,241	60,576
Slovak Republic	82,404	96,174	30,206	34,579
Slovenia	66,656	68,895	23,244	22,455
Intersegment revenues	(7,239)	(11,172)	(1,643)	(2,554)
Total net revenues	$691,034	$772,085	$237,909	$253,338

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2013	2012	2013	2012
OIBDA
Bulgaria	$13,391	$13,121	$10,286	$10,468
Croatia	8,258	7,924	4,673	1,682
Czech Republic	(11,287)	106,265	(996)	40,366
Romania	6,081	17,616	865	3,107
Slovak Republic	(19,859)	8,604	(9,643)	9,792
Slovenia	9,254	14,933	7,182	7,686
Elimination	(32)	(759)	(229)	69
Total Operating Segments	$5,806	$167,704	$12,138	$73,170
Central	(52,261)	(42,282)	(12,533)	(12,428)
Total OIBDA	$(46,455)	$125,422	$(395)	$60,742

	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
(US $000's)	2013	2012	2013	2012
Reconciliation to condensed consolidated statements of operations:
Total OIBDA	$(46,455)	$125,422	$(395)	$60,742
Depreciation of property, plant and equipment	(40,771)	(44,498)	(12,965)	(10,160)
Amortization of intangible assets	(16,219)	(46,627)	(4,450)	(11,231)
Impairment charge	(79,676)	(522,490)	(79,676)	(522,490)
Operating loss	$(183,121)	$(488,193)	$(97,486)	$(483,139)
Interest expense, net	(111,365)	(126,991)	(24,722)	(32,144)
Loss on extinguishment of debt	(23,115)	(198)	—	(646)
Foreign currency exchange gain, net	19,530	4,922	10,520	5,085
Change in fair value of derivatives	104	49,027	—	143
Other (expense) / income	(591)	901	194	742
Credit for income taxes	17,025	14,139	3,285	6,875
Net loss	$(281,533)	$(546,393)	$(108,209)	$(503,084)